Exhibit 10.18

Execution Version

AMENDED AND RESTATED LEASE AND DEVELOPMENT AGREEMENT  (FACILITIES LEASE)
STATE OF TEXAS
COUNTY OF ORANGE
This AMENDED AND RESTATED LEASE AND DEVELOPMENT AGREEMENT (this “Facilities Lease”) is made and entered into effective as of January 1, 2020 (the “Execution Date”), by and between the PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS (“Lessor”), a political subdivision of the State of Texas, and JEFFERSON 2020 BOND LESSEE LLC, a limited liability company organized under the laws of the State of Delaware (“Lessee”), each party herein acting by and through its duly authorized officers, and amends, restates and replaces in its entirety the Lease and Development Agreement made and entered into as of February 1, 2016, by and between the Lessor and the predecessor in interest to Lessee. All initially capitalized terms used, but not otherwise defined, herein shall have the respective meanings given to them in the Definitions Annex attached hereto.
Recitals
A.Lessor owns Lessor’s Real Property, together with the Rail Access, and generally referred to as the Port of Beaumont’s Orange County Terminal Property, which includes the Leased Premises.
B. On the Execution Date, Lessor is leasing the Leased Premises to Lessee and Borrower pursuant to the Ground Lease. The Leased Premises includes the Lessor’s Existing Property, which Lessor desires to separately lease to Lessee. The Jefferson-Owned Property is also located on the Leased Premises as of the Execution Date. In addition, Lessee and Lessor desire to construct the Tax-Exempt New Property.
C. In accordance with the provisions hereof, Lessee shall acquire, construct, complete, install and operate the Tax-Exempt New Property. Exhibit D shall be amended, restated, replaced, amended and restated or modified from time to time in accordance with the requirements of this Facilities Lease to accurately reflect the Tax-Exempt New Property.
D. Pursuant to the Indenture, Lessor is issuing the Series 2020 Bonds. Proceeds of the Series 2020A Bonds will be applied in accordance with the Indenture and this Facilities Lease to (a) finance, pay or reimburse the costs of the Series 2020A Project, (b) refund a portion of the Series 2016 Bonds, (c) fund certain reserves, if any, and (d) pay certain costs of issuance of the Series 2020A Bonds. Proceeds of the Taxable Series 2020B Bonds will be applied in accordance with the Indenture and the Senior Loan Agreement to (a) to finance, pay or reimburse the costs of the Taxable Series 2020B Project, (b) refund a portion of the Series 2016 Bonds, (c) fund certain reserves, if any, and (d) pay certain costs of issuance of the Series 2020A Bonds.

E. At its meeting of October 7, 2019, the Port Commission of Lessor authorized the execution of this Facilities Lease with Lessee for the purposes herein stated.
F. Pursuant to the Sublease Agreement, Lessee is subleasing to Borrower the Tax-Exempt Facilities.
G. Pursuant to the Operating Agreement, Lessee and Borrower have contracted with Operator to operate the Project.
H. Lessor and Lessee are desirous of entering into this Facilities Lease to set forth the terms and conditions of the leasing of the Tax-Exempt Facilities by Lessor to Lessee.
IN CONSIDERATION of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Description of Tax-Exempt New Property. In consideration of the rents and covenants herein contained on the part of Lessee to be paid, kept and performed, Lessor does hereby lease and demise to Lessee the Tax-Exempt Facilities. Lessor and Lessee acknowledge and agree that descriptions as shown in Exhibit D are based on reasonably expected development plans, and that Exhibit D may be amended from time to time based on final design, engineering, plans and specifications for individual property, equipment or improvements; provided, however, that any such changes shall require a Favorable Opinion of Bond Counsel. Any amended Exhibit D shall be based on final design, engineering, plans and specifications shall be reasonably related in scale and scope to the current Exhibit D and subject to the approval of Lessor and Lessee, and approval (after receipt of the aforementioned Favorable Opinion of Bond Counsel) is within each party’s consent not to be unreasonably withheld. Lessee shall construct, or cause to be constructed, the Tax-Exempt New Property and Lessee shall provide all labor, materials, equipment and services to construct the Tax-Exempt New Property in a good and workmanlike manner using all new materials, in compliance with applicable laws, the assumptions and requirements, if any, contained in the Favorable Opinion of Bond Counsel.
2. Surface Rights. Lessor and Lessee hereby acknowledge and agree, notwithstanding any provision of the Ground Lease to the contrary, Lessor retains all surface rights with respect to the Leased Premises necessary to own, operate, use and enjoy the Tax-Exempt Facilities, subject to the provisions of this Facilities Lease including, but not limited to, the right of Lessee to quiet enjoyment in Section 9.4 hereof.
3. Uses of Tax-Exempt Facilities. The Tax-Exempt Facilities are leased for the purposes described in Section 3.2 hereof, and Lessee agrees to restrict its use to such purposes and not to use or permit the use of the Tax-Exempt Facilities for any other purposes without first obtaining the express written consent of Lessor, which consent may require receipt of a Favorable Opinion of Bond Counsel.
3.1. Lessee covenants and warrants not to handle, store, use, load, or unload at the Tax-Exempt Facilities any toxic, corrosive, flammable, odorous, explosive product, or similarly related products, except in accordance with this Facilities Lease and Legal Requirements. Lessee further covenants and warrants that Lessee’s operations shall be handled in a manner (including, but not limited to, vapor recovery and combustion during the handling of Lessee products) that meets or exceeds liquid bulk transloading industry standards.
3.2. Lessee shall operate the Tax-Exempt Facilities and any Lessee owned property for the import, storage, handling, transfer and export of Product for the Lease Term of this Facilities Lease, including all extensions and renewals hereof.
4. Term of Facilities Lease. The term of this Facilities Lease shall commence as of the Execution Date (the “Commencement Date”). This Facilities Lease shall terminate on February 1, 2066 (“Lease Term”).
4.1. Subject to any rights of any mortgagee of interests in the Tax-Exempt Facilities, Lessee shall have the right to purchase the Tax-Exempt Facilities as follows: (i) if any of the Series 2020A Bonds have not been paid in full and are Outstanding, for the greater of (a) the amount necessary to pay the Series 2020A Bonds in full or (b) the then fair market value of the Tax-Exempt Facilities at the time the right to purchase is exercised as determined by an appraiser or (ii) after all of the Series 2020A Bonds have been paid in full and are not Outstanding, an amount equal to the then fair market value of the Tax-Exempt Facilities at the time the right to purchase is exercised as determined by an appraiser. Such right must be exercised (if at all) in writing and at least one hundred twenty (120) days prior to the intended acquisition date, which intended acquisition date must be prior to the earlier of the expiration of the Lease Term and the term of the Ground Lease. At the time the right to purchase is exercised, the then fair market value of the Tax-Exempt Facilities shall be appraised. Such appraisal shall be performed by a qualified appraiser procured by Lessor in accordance with the requirements of the Texas Professional Services Procurement Act, Chapter 2254, Texas Government Code and as required by §60.412(c), Water Code. Lessor shall proceed to procure an appraiser and designated sub-consultants as necessary to perform the appraisal of the fair market value of the Tax-Exempt Facilities based upon the most current edition of the Appraisal Institute Uniform Standards of Professional Appraisal Practices and any applicable state law for appraisal of industrial assets such as the Tax-Exempt Facilities. The appraisal report shall be a “self-contained narrative report” and must note onsite inspection of the Tax-Exempt Facilities by the appraiser, and the appraisal report shall be executed by the primary certified appraiser handling the preparation of and the recitation of the appraised value(s) as presented in the appraisal report. Such appraiser shall be responsible for all analysis and conclusions notwithstanding that such analysis and conclusions are in part generated through the collection of data and information by employees of the appraiser or third party designated sub-consultants. Lessor and Lessee shall collaborate on the appraisal procurement request for proposal, Lessor and Lessee shall jointly review responses to request for proposal, and Lessor and Lessee shall jointly designate the qualified appraiser.
5. Rental Payment. Lessee agrees to pay or cause to be paid, as rent hereunder, amounts equal to (i) all third-party costs, expenses and fees related to the Series 2020A Bonds, including the fees and expenses of the Trustee, when due, and (ii) all amounts to be deposited into the Series 2020A Rebate Fund pursuant to the Collateral Agency Agreement when due thereunder (the “Rebate Amounts”). An amount sufficient to provide for the payment of the principal of, interest on, premium, if any, and Redemption Price of the Series 2020A Bonds when due under the Indenture is referred to as the “Facilities Lease Rent” (Facilities Lease Rent, together with the third-party costs, expenses and fees described in clause (i) above and the Rebate Amounts described in clause (ii) above, are collectively the “Rent”). Lessee shall receive a credit towards the payment of Facilities Lease Rent for all amounts on deposit in the Series 2020A Interest Sub-Account and the Series 2020A Principal Sub-Account (as each such account is defined in the Collateral Agency Agreement). Facilities Lease Rent shall be deposited directly with the Trustee in a timely manner to assure that amounts sufficient to pay the principal, interest, premium, if any, and Redemption Price of the Series 2020A Bonds then due under the Indenture are on deposit with the Trustee at least fifteen (15) days prior to each Debt Service Payment Date (as defined in the Indenture). Notwithstanding anything to the contrary in this Facilities Lease, Lessee shall have the right to prepay Rent due hereunder, in full or in part, to the extent such prepayment is necessary for the Lessor to pay the principal of, interest on, premium, if any, and Redemption Price of the Series 2020A Bonds when due under the Indenture.
6. Wharfage Rates and Port Charges. Lessee shall pay Port Charges and Port Rail Charges (as defined in the Ground Lease) to Lessor pursuant to the Ground Lease, in addition to the Facilities Lease Rent. Amounts payable to the Port pursuant to this Section 6 shall not be considered Project Revenues under the Indenture.
7. Surrender of Premises; Ownership of Improvements. Subject to Section 4.1 hereof, at the expiration or termination of this Facilities Lease, Lessee agrees to: (1) surrender possession of the Tax-Exempt Facilities (except to the extent purchased by Lessee pursuant to the terms of this Facilities Lease, in which event the Ground Lease shall thereafter control) to Lessor; and (2) otherwise return the Tax-Exempt Facilities to Lessor in good operating condition, in accordance with the provisions of Section 8.5 below.
8. Covenants and Agreements of Lessee. Lessee covenants and agrees as follows:
8.1. Lessee agrees to pay all costs and expenses of its operation of the Tax-Exempt Facilities and the cost of all utilities, including gas, water, electricity, telephone, telegraph and cable service, and for all taxes and assessments on the Tax-Exempt Facilities, other leasehold improvements and the leasehold. Additionally, Lessee agrees to pay all costs and expenses to improve and maintain utilities, including gas, water, electricity, telephone, telegraph, and cable services, that are needed to accommodate Lessee’s operations.
8.2. Lessee agrees to pay when due all Rent and other charges herein described attributable to the Tax-Exempt Facilities as same shall become due.
8.3. In the conduct and operation of its business in and about the Tax-Exempt Facilities, Lessee agrees to conform and comply with all laws relating thereto and the requirements of any properly constituted public tribunal or governmental agency or federal, state, municipal or other political subdivision authority having jurisdiction thereof and the reasonable requirements of insurance companies carrying insurance upon the Tax-Exempt Facilities, or of any board of fire insurance underwriters, rating bureau, or similar body applicable thereto.
8.4. Lessee agrees that it shall not commit or permit waste on or of the Tax-Exempt Facilities and to keep the Tax-Exempt Facilities in a clean and sanitary condition and generally to observe and practice “good housekeeping” principles in and about the operations thereof. Additionally, Lessee will implement and enforce safety plans and promptly correct safety hazards or concerns related to the Tax-Exempt Facilities consistent with the terms of the Ground Lease. Any liability resulting from the adequacy, implementation, or enforcement of Lessee’s safety plans is solely attributable to Lessee, and any liability resulting from Lessee’s failure to promptly correct safety hazards is solely attributable to Lessee.
8.5. At its own expense, Lessee agrees to make all repairs, maintenance, replacements or other work reasonably necessary to keep the Tax-Exempt Facilities in good condition ordinary wear and tear, obsolescence, damage by fire (other than a fire resulting in part or full from Lessee’s acts or omissions) or other casualty beyond Lessee’s control excepted, except as otherwise provided in Section 17.3 below.
8.6. This Facilities Lease is a net lease and, notwithstanding any other provision of this Facilities Lease, it is intended that Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation: (a) any defect in the condition, quality or fitness for use of the Tax-Exempt Facilities or any part thereof; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Tax-Exempt Facilities or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Tax-Exempt Facilities or any part thereof; (d) any defect in or any Lien on the Tax-Exempt Facilities or any part thereof; (e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee, the Lessor or any other person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee, the Lessor or any other person, or any action taken with respect to this Facilities Lease by any trustee or receiver of Lessee, the Lessor or any other person, or by any court; (g) any claim that Lessee has or might have against any Person, including the Lessor; (h) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (i) any failure on the part of any party to any Financing Document to perform or comply with any terms of any Financing Document; (j) any invalidity or unenforceability or disaffirmance of this Facilities Lease or any provision hereof or any Financing Document or any provision of any thereof, in each case whether against or by Lessee or otherwise; or (k) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. This Facilities Lease shall be noncancellable by Lessee and, except as expressly provided herein, Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Facilities Lease or to any diminution or reduction of Rent payable by Lessee hereunder. All payments by Lessee made hereunder shall be final and

Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever. If for any reason whatsoever this Facilities Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, Lessee shall nonetheless pay to the Lessor an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Facilities Lease if it had not been terminated in whole or in part. All obligations of Lessee herein shall be performed at its own cost, expense and risk, whether or not so stated, unless explicitly stated to the contrary.
8.7. Lessee hereby makes an irrevocable election (binding on Lessee and all successors in interest under this Facilities Lease) never to claim depreciation or an investment credit with respect to such Tax-Exempt Facilities.
8.8. If required by applicable law (or if Lessor is required by applicable law to do so in connection with the Project), Lessee agrees to post a payment bond and/or performance bond for the Project and Lessee agrees to include Lessor as an additional obligee thereunder. In addition, Lessee shall comply with any procurement provisions or requirements of applicable law with respect to the Project.
8.9. Lessee shall take all action required to be taken by Lessee in the Indenture as if Lessee were a party to the Indenture.
9. Lessor Covenants.
9.1. Lessor shall have the right, at its sole cost, responsibility, and expense, to make at any time alterations to Lessor’s Real Property and to construct other improvements on Lessor’s Real Property (“Lessor Improvements”) provided that Lessee’s prior written consent has been obtained (which consent shall not be unreasonably withheld, delayed or conditioned so long as such alterations do not materially impair the use of the Tax-Exempt Facilities by Lessee for the purposes herein described and so long as same are in compliance with all requirements of the Ground Lease).
9.2. Lessee’s rights to operate under this Facilities Lease and the right of Lessee to quiet enjoyment in Section 9.4 hereof shall not be unreasonably impeded by Lessor, or its customers or tenants, with respect to future handling of Product, by rail, truck, pipeline or water-borne means. If Lessor, or its customers or tenants, desire to construct, operate, or otherwise engage in a facility for handling Product by rail, truck, pipeline or water-borne means, said operations may be commenced by Lessor, or its customers or tenants, only upon mutual consent between Lessee and Lessor, which consent shall not be unreasonably withheld, delayed or conditioned.
9.3. Lessor shall pay for all labor and services performed for, materials used by or furnished to Lessor, or used by or furnished to any contractor employed by Lessor with respect to any construction of any Lessor Improvements and hold Lessee and the Tax-Exempt Facilities harmless and free from any liens, claims, encumbrances or judgments created by Lessor. If Lessor elects to post a payment or performance bond or is required to post an improvement bond with a public agency in connection with the above, Lessor agrees to include Lessee as an additional obligee thereunder.
9.4. Lessor is and shall remain for the Lease Term hereof the true and lawful owner of the Tax-Exempt Facilities and, has good right and full power to let and lease the Tax-Exempt Facilities. Lessor agrees that, contingent upon Lessee’s compliance with the terms of this Facilities Lease such that no Event of Default has occurred and is continuing, Lessee shall quietly and peaceably hold, possess and enjoy the Tax-Exempt Facilities for the full Lease Term of this Facilities Lease without any hindrance or molestation by the agents or employees of Lessor as discussed herein, and Lessor will defend the title to the Tax-Exempt Facilities and the use and occupancy of the same by Lessee against the lawful claims of all persons whomsoever claiming by, through, or under Lessor (but not otherwise) except those claiming by, through, or under Lessee.
9.5. Lessor shall maintain a fee simple interest in the Tax-Exempt Facilities free and clear of any mortgages, deeds, encumbrances, declarations, easements, liens or restrictions, or any other encumbrances, other than as provided in the Indenture, and that would restrict Lessee’s use of the Tax-Exempt Facilities for the purposes herein described or would restrict in any respect the right of Lessee, its employees and invitees to use the Tax-Exempt Facilities in accordance with the terms of this Facilities Lease (“Encumbrances”). Lessor agrees promptly to discharge or to cause to be discharged any Encumbrances attaching to such Lessor Improvements; or if in default for thirty (30) days after written notice thereof from Lessee, Lessor shall reimburse Lessee any amount or amounts paid by Lessee, including reasonable attorneys’ fees and expenses in causing the removal of such Encumbrances. Nothing herein contained, however, shall require Lessee to discharge such Encumbrances except in its own discretion. Lessor shall, however, have the right to contest any such Encumbrances or claim for Encumbrances provided it shall serve notice upon Lessee of its election to contest the same prior to Lessee making any payments or incurring any attorneys’ fees or expenses; and in such case, Lessor shall not be in default with respect thereto and Lessee shall not have the right to make any payments for the removal of such Encumbrances until such contest by Lessor shall have terminated.
10. Waiver and Indemnity.
10.1. LESSEE HEREBY WAIVES ALL CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT LESSEE OR ANY PARTY CLAIMING BY, THROUGH OR UNDER LESSEE MAY NOW OR HEREAFTER HAVE BY SUBROGATION OR OTHERWISE AGAINST LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO ALL OR ANY PORTION OF THE TAX-EXEMPT FACILITIES, BY REASON OF FIRE OR OTHER CASUALTY, OR BY REASON OF ANY OTHER CAUSE EXCEPT LESSOR’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT (THUS EXPRESSLY INCLUDING SIMPLE NEGLIGENCE OF LESSOR AND LESSOR’S

COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES).
10.2. LESSEE HEREBY ASSUMES ANY AND ALL LIABILITY FOR, AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES FROM AND AGAINST, ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES) RESULTING FROM (A) THE ISSUANCE, OFFERING, SALE, DELIVERY OR PAYMENT OF THE SERIES 2020A BONDS OR THE INTEREST THEREON, THE INDENTURE AND ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH AND ANY OBLIGATIONS IMPOSED ON THE LESSOR THEREBY, (B) ANY INJURIES TO OR DEATH OF ANY PERSON ON THE TAX-EXEMPT FACILITIES, (C) VIOLATIONS OF ANY JUDICIAL DECISIONS, ORDERS, INJUNCTIONS, WRITS, STATUTES, RULINGS, RULES, REGULATIONS, REGULATORY OR ADMINISTRATIVE AGENCY DECISIONS, PERMITS, CERTIFICATES OR ORDINANCES OF ANY GOVERNMENTAL AUTHORITY IN ANY WAY APPLICABLE TO LESSEE OR THE TAX-EXEMPT FACILITIES, INCLUDING ZONING, FEDERAL TAX MATTERS, ENVIRONMENTAL MATTERS OR THE IMPOSITIONS OF ANY REMEDIAL OBLIGATIONS TO PROTECT HEALTH OR THE ENVIRONMENT (THE “LEGAL REQUIREMENTS”), OR (D) ANY BUSINESS INTERRUPTIONS AND/OR INTERFERENCE, INCLUDING RAIL DEMURRAGE OR ANY DAMAGE TO ANY PROPERTY OCCURRING DURING THE TERM OF THIS FACILITIES LEASE IN OR AROUND THE TAX-EXEMPT FACILITIES AND RELATED THERETO, EXCEPT THAT LESSEE SHALL HAVE NO LIABILITY FOR OR OBLIGATION TO DEFEND, INDEMNIFY OR HOLD HARMLESS LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES FROM THEIR OWN ACTS OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT (THUS EXPRESSLY INCLUDING SIMPLE NEGLIGENCE OF LESSOR AND LESSOR’S COMMISSIONERS, OFFICERS, DIRECTORS, PARTNERS, ATTORNEYS, AGENTS, AND EMPLOYEES) RESULTING IN LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES.
10.3. LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO LESSEE, OR TO LESSEE’S OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES, FOR BODILY INJURY, DEATH, PROPERTY DAMAGE, BUSINESS INTERRUPTION, LOSS OF PROFITS, LOSS OF TRADE SECRETS OR OTHER DIRECT OR CONSEQUENTIAL DAMAGES OCCASIONED BY (A) FORCE MAJEURE, (B) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LESSOR AND ITS EMPLOYEES), OR (C) THE CONDITION, REPAIR,

REPLACEMENT, MAINTENANCE, DAMAGE, DESTRUCTION OR RELOCATION OF THE TAX-EXEMPT FACILITIES.
11. Insurance. Lessee shall, at its sole cost and expense, procure and maintain (or cause to be procured and maintained) during the Lease Term of this Facilities Lease, insurance coverage with respect to the Tax-Exempt Facilities as described in the Ground Lease as if the Tax-Exempt Facilities were Jefferson-Owned Property as defined therein. The obligations of this paragraph shall survive expiration of termination of this Facilities Lease.
In addition, before starting of any work related to the Tax-Exempt New Property, and in addition to the coverages required under the preceding paragraph, Lessee shall obtain (or cause its contractor(s) to obtain) and maintain Builder’s Risk insurance or all-risk property insurance upon the Tax-Exempt Facilities for the full cost of replacement at the time of loss. This insurance shall include the interests of Lessor as a named insured. This insurance shall be written as a builder’s risk or “all risk” or equivalent form to cover all risks of physical loss except those specifically excluded by the policy, and shall insure at least against the perils of fire, lightning, explosion, windstorm, and hail, smoke, aircraft (except aircraft, including helicopter, operated by or on behalf of Lessor) and vehicles, riot and civil commotion, theft, vandalism, malicious mischief, debris removal, flood, earthquake, earth movement, water damage, wind, testing if applicable, collapse however caused, and damage resulting from defective design, workmanship or material. Lessee shall be solely responsible for any deductible amounts or coinsurance penalties. The Builder’s Risk or all-risk policy shall provide for a waiver of subrogation in favor of Lessor. The Builder’s Risk policy shall remain in effect until final payment has been made or until no person or entity other than Lessor and Lessee have an insurable interest in the Tax-Exempt New Property to be covered by this insurance, whichever is sooner, and an owner’s policy of all-risk insurance shall be maintained at all times thereafter.
12. Assignment/Subletting. Except as permitted in Section 18 or Section 19, Lessee may not assign or sublease all or substantially all of the Tax-Exempt Facilities or assign its rights and obligations under this Facilities Lease, except to affiliates or pursuant to the Sublease and Operating Agreement or the Deed of Trust, without first obtaining written approval by Lessor for such assignment or sublease and then, only in conjunction with an assignment of the Ground Lease. Lessor approval of a proposed assignment or sublet of all or substantially all of the Tax-Exempt Facilities shall not be unreasonably withheld provided that (i) the proposed assignee or sublessee is a party of similar financial worth to Lessee, and Lessee shall have provided Lessor with proof thereof, (ii) the proposed assignee or sublessee is experienced in the Permitted Uses (as defined in the Ground Lease) and Lessee shall have provided Lessor with proof thereof, (iii) the nature and character of the proposed assignee or sublessee, its business and activities and intended use of the Tax-Exempt Facilities are in Lessor’s reasonable judgment consistent with the requirements of this Facilities Lease, (iv) the assignee or sublessee is subject to all of the terms and provisions of this Facilities Lease (which any assignee or sublessee shall expressly assume in writing) and to any matters to which this Facilities Lease is subject, including, without limitation, the Federal Tax Certificate, and (v) the granting of such consent will not constitute a default under any other agreement to which Lessor is a party or by which Lessor is bound. Lessor shall have no obligation to consent, accept or approve any assignee or sublessee that would adversely affect or otherwise jeopardize Lessor’s “strategic seaport” classification by the United States Department of Defense. Consent by Lessor to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease. Lessee shall at all times remain liable for the payment of Rent herein and for compliance with all of its obligations under this Facilities Lease notwithstanding any assignment or subletting under the Facilities Lease. The foregoing is not intended to prevent the sublease by Lessee of less than substantially all of the Tax-Exempt Facilities, or to require the consent of the Lessor with respect to any such sublease; provided, however, that Lessee shall deliver a copy each sublease to Lessor promptly after its execution and such sublease shall contain an express obligation on behalf of the sublessee to comply with all the terms and conditions of this Facilities Lease, and that no such sublessee shall (i) use the Tax-Exempt Facilities for any use that is not permitted or that would affect the tax-exempt status of the Series 2020A Bonds or (ii) adversely affect or otherwise jeopardize Lessor’s “strategic seaport” classification by the United States Department of Defense.
13. Specifically Prohibited Use; Compliance with Federal Tax Certificate. Lessee will not (a) use, occupy or permit the use or occupancy of the Tax-Exempt Facilities for any purpose or in any manner which is or may be, (i) in violation of the requirements of Section 3 hereof, (ii) in violation of any Legal Requirements, or (iii) an Event of Default under the Indenture, (b) commit or permit to remain any violation of Section 8.4 hereof or (c) commit, or permit to be committed, any action or circumstance in or about the Tax-Exempt Facilities other than the use permitted under this Facilities Lease which, directly or indirectly, would lawfully justify Lessor’s insurance carrier in canceling the insurance policies maintained by Lessor on the Tax-Exempt Facilities and improvements thereon, or that would adversely affect the tax-exempt status of interest on the Series 2020A Bonds. Lessee shall faithfully and timely observe and perform each of its obligations under the Federal Tax Certificate.
14. Condition of the Tax-Exempt Facilities.
14.1. Lessee acknowledges that Lessee has independently and personally inspected the Lessor’s Existing Property and has or will independently inspect all Tax-Exempt New Property (which Lessee will be constructing), and that Lessee has entered into this Facilities Lease based upon such examination and inspection and that Lessee accepts the Lessor’s Existing Property in its present condition and will accept the Tax-Exempt New Property upon completion in its then present condition, “AS IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED,” (other than any warranties that are expressly made herein or by the manufacturer or provider of any Tax-Exempt Facilities); specifically (without limiting the generality of the foregoing) without any warranty of (a) the nature or quality of any construction, structural design or engineering of any improvements currently located at or constituting a portion of the Tax-Exempt Facilities, (b) the quality of the labor and materials included in any such improvements, (c) the soil and environmental conditions existing at the Tax-Exempt Facilities and (d) the suitability of the Tax-Exempt Facilities for any particular purpose. Lessor shall not be required to make any improvements to the Tax-Exempt Facilities or to repair any damages to the Tax-Exempt Facilities, other than any improvements that are expressly agreed to herein.

15. Completion of Tax-Exempt New Property.
15.1. Lessee shall be responsible for the acquisition, construction, installation and completion of the Tax-Exempt New Property. Lessor shall have no obligation to complete the Tax-Exempt New Property or to guarantee completion of the Tax-Exempt New Property. Lessee shall apply proceeds of the Series 2020A Bonds allocated to acquisition, construction, installation and completion to finance, pay for or reimburse all Project Costs (as defined in the Collateral Agency Agreement) with respect to the Tax-Exempt New Property in accordance with the terms and conditions of the Indenture and the Collateral Agency Agreement, and hold Lessor and the Tax-Exempt New Property harmless and free from any liens, claims, encumbrances or judgments created or suffered by Lessee. If Lessee is required or elects to post a payment or performance bond or an improvement bond with a public agency in connection with the above, Lessee agrees to include Lessor as an additional obligee thereunder.
15.2. Lessee shall not permit any laborers’, mechanics’, or materialmens’ liens to be perfected upon the Tax-Exempt New Property by any laborer, contractor, or subcontractor employed by Lessee during the Lease Term hereof and Lessee agrees promptly to discharge or to cause to be discharged any such lien or liens attaching to such improvements; or if in default for ninety (90) days after written notice thereof from Lessor, Lessee shall reimburse all amounts paid by Lessor, including reasonable attorneys’ fees and expenses in causing the removal of such lien or liens. Nothing herein contained, however, shall require Lessor to discharge such lien or liens except in its own discretion. Lessee shall, however, have the right to contest any such lien or claim for lien provided it shall serve notice upon Lessor of its election to contest the same prior to Lessor making any payments or incurring any attorneys’ fees or expenses; and in such case, Lessee shall not be in default with respect thereto and Lessor shall not have the right to make any payments for the removal of such lien or liens until such contest by Lessee shall have terminated.
16. Access by Landlord. Lessor, its employees, contractors, agents and representatives, shall have the right to (a) to inspect the Tax-Exempt Facilities, (b) to show the Tax-Exempt Facilities to prospective purchasers or tenants, (c) to determine whether Lessee is performing its obligations hereunder or (d) for any other purpose deemed reasonable by Lessor. In an emergency, Lessor may use any means to open any door into or in the Tax-Exempt Facilities without any liability therefor after making reasonable efforts to contact Lessee to provide access thereto. Access to the Tax-Exempt Facilities by Lessor shall not constitute a trespass or an eviction (constructive or otherwise) or entitle Lessee to any abatement or reduction of rental, or constitute grounds for any claim (and Lessee hereby waives any claim) for damages or for any injury to or interference with Lessee’s business, or for loss of occupancy or quiet enjoyment.
17. Damage, Destruction and Condemnation. If any Tax-Exempt Facilities is damaged or destroyed during the Lease Term by a casualty loss, Lessee shall promptly and diligently rebuild and restore the same, at its expense, to its condition prior to such destruction or to another safe condition, provided proceeds of insurance are sufficient for such purposes. Lessee shall have full use of and the right to apply any insurance proceeds available for such rebuilding and restoration.

17.1. If during the Term, the whole of the Tax-Exempt Facilities shall be taken under power of eminent domain by any public or private authority, or conveyed by Lessor (subject to Lessee’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned) to said authority in lieu of such taking, then this Facilities Lease shall terminate as of the date of such taking; provided any unearned Rent, if any, paid in advance, shall be refunded to Lessee.
17.2. If, during the Term, any taking under the power of eminent domain by a public or private authority or any conveyance by Lessor in lieu thereof, shall result in a taking of more than thirty-three percent (33%) of the Tax-Exempt Facilities or the Tax-Exempt Facilities is materially impaired in Lessee’s reasonable business judgment, then Lessee may, at its election, terminate this Facilities Lease by giving Lessor notice of the exercise of Lessee’s election within thirty (30) days after Lessee shall receive actual notice of such taking, and by paying to Trustee an amount sufficient to pay or defease in full the Series 2020A Bonds. In the event of termination by Lessee under the provisions of this Section 17.2, this Facilities Lease shall terminate as of the date of such taking, provided any unearned Rent paid in advance by Lessee shall be refunded to Lessee. Notwithstanding anything in the foregoing to the contrary, if any condemnation award for any taking would be reduced by the termination of this Facilities Lease with respect to a taking, as hereinabove set forth, then Lessee may elect to keep this Facilities Lease in full force and effect so as to obtain the highest possible award from the condemning authority.
17.3. In the event of a taking in respect of which Lessee shall not have the right to elect to terminate this Facilities Lease or, having such right, shall not elect to terminate this Facilities Lease, this Facilities Lease and the Lease Term hereof shall continue in full force and effect and Lessee (pursuant to a contract as required by Section 60.461 of the Texas Water Code) on a concurrent basis promptly upon the payment of the costs of the “Restoration”) shall forthwith promptly and diligently effect the “Restoration” through application of the “Restoration Portion”, as hereinafter defined and set forth. If this Facilities Lease is not terminated as a result of a taking, as set forth herein above in this Section 17.3, Lessor shall be entitled to receive the entire award except for that portion (the “Restoration Portion”) of the award necessary for the Restoration. If the entire award is insufficient for the Restoration, then the entire award shall be the Restoration Portion and Lessee shall have the right to terminate this Facilities Lease by written notice to Lessor within thirty (30) days after the insufficiency of the Restoration Portion is actually known to Lessee, and either by paying to Trustee an amount sufficient to pay or defease in full the Series 2020A Bonds. The term “Restoration” herein means the restoration of the remaining portions of the Tax-Exempt Facilities, including any and all improvements made theretofore and the remaining portions of the parking areas and other common areas of the Tax-Exempt Facilities, to an architectural whole in substantially the same condition that the same were in prior to such taking as close as reasonably practical. Lessor shall have sole discretion to be exercised in good faith on whether the Tax-Exempt Facilities has been restored.
17.4. All compensation awarded for any taking of the Tax-Exempt Facilities shall be applied (i) first, pro rata, based upon all costs of Lessor and Lessee with respect to construction and installation of the Tax-Exempt Facilities, and (ii) thereafter, pro rata based upon the present value of the Lease Term, including all renewal periods herein specified, if then exercised by Lessee.
18. Subordination and Attornment.
18.1. Notwithstanding anything contained herein to the contrary, Lessor’s ownership interest in the Tax-Exempt Facilities shall be superior to any leasehold mortgage or deed of trust on the Tax-Exempt Facilities (including the Deed of Trust), and such leasehold mortgage or deed of trust shall take subject to same with the intent of the parties being that a foreclosure of such leasehold mortgage or deed of trust shall in no event eliminate Lessor’s ownership interest. In addition, any such leasehold mortgage or deed of trust shall survive the termination of the Facilities Lease (including, without limitation, a rejection of this Facilities Lease in a bankruptcy or other insolvency proceeding) provided that such leasehold mortgagee or deed of trust trustee or beneficiary or any designator successor (the “Successor”) affirmatively assumes all of Lessee’s obligations hereunder within one hundred twenty (120) days after succeeding to Lessee’s interest or the date of termination of the Facilities Lease, whichever is later; provided that enforcement of any obligations of the Trustee as Successor shall be limited to the Trustee’s interest in property subject to such leasehold mortgage or deed of trust and to the Trust Estate and no claim shall be brought against the Trustee personally in connection with such obligations. Until such Successor is appointed and has so assumed all such obligations, Lessor may appoint a temporary operator to maintain and shutdown or operate the Tax-Exempt Facilities (in Lessor’s sole discretion), and the expenses thereof incurred by Lessor or its temporary operator shall be reimbursed to Lessor by the Successor within ten (10) business days after written request from Lessor. If the Successor fails to expressly assume in writing all of Lessee’s obligations hereunder within the one hundred twenty (120) day period provided above, this Facilities Lease shall automatically terminate without any further rights of redemption.
18.2. As a material condition to Lessee’s execution of this Facilities Lease, Lessee shall provide Lessor with an executed Memorandum of Lease in form and substance acceptable to Lessor (the “Memorandum”) to be executed by Lessee and Lessor and recorded in the real estate records in the county in which the Tax-Exempt Facilities are located at Lessee’s expense within five (5) days following the execution of this Facilities Lease. The Memorandum will contain the following provisions: “Lessee agrees that upon expiration or any proper termination of the Facilities Lease, it will release this Memorandum (and the Facilities Lease) of record, and further agrees that if such written termination or release is not filed of record with thirty (30) days after such expiration or termination, then Lessor is hereby authorized to execute on behalf, and in the name, of Lessee any such release and record the same in the public records at Lessee’s expense. This power in favor of Lessor is coupled with an interest and is not revocable by Lessee.”
18.3. Should Lessor sell, convey or transfer its interest in the Tax-Exempt Facilities, then such party shall be substituted herein as Lessor and Lessee shall attorn to such succeeding party as its Lessor under this Facilities Lease promptly upon any such succession, provided that such succeeding party assumes all of Lessor’s duties and obligations under this

Facilities Lease and agrees not to disturb Lessee’s leasehold interest hereunder in accordance with this Section 18.3 as long as an Event of Default has not occurred and is not continuing beyond any grace or cure period hereunder.
19. Leasehold Financing. Lessee shall have the unrestricted right to execute and deliver a mortgage, deed of trust (including the Deed of Trust), pledge and/or collateral assignment of this Facilities Lease as security for any indebtedness or obligations in any form whatsoever. If Lessee shall execute and deliver such mortgage or deed of trust, and if the holder of the indebtedness secured thereby (the “Mortgagee”) notifies Lessor of the execution of such mortgage or deed of trust, and the name and place for service of notices upon such mortgage or deed of trust, then and in such event, Lessor hereby agrees for the benefit of Lessee and such Mortgagee from time to time:
(a) That Lessor will give to any Mortgagee simultaneously with service on Lessee a duplicate of any and all notices or demands given by Lessor to Lessee.
(b) The Mortgagee shall have the privilege of performing any of Lessee’s covenants or of curing any defaults by Lessee or of exercising any election, option or privilege conferred upon Lessee by the terms of the Facilities Lease.
(c) Lessor shall not terminate this Facilities Lease or Lessee’s right of possession for any default of Lessee if, if after notice to the Mortgagee as provided in subsection (a) above, (i) with respect to any monetary default, within a period of sixty (60) days after the expiration of the period of time in which Lessee could have cured the default, such default is cured, or (ii) with respect to any nonmonetary default, if within a period of one hundred twenty (120) days after the expiration of the period of time in which Lessee could have cured the default, or if such default is of a nature that it cannot with reasonable effort be completely remedied within said period of 120 days, then such additional time as is reasonably necessary to complete such cure, not to exceed one hundred eighty (180) days, provided that Mortgagee has commenced such cure within the initial one-hundred and twenty (120) day period and diligently continues to pursue the same to completion, and such default is cured within such period of one hundred eighty (180) days.
(d) Lessor shall recognize any Mortgagee or any assignee of any Mortgagee if such Mortgagee or assignee becomes successor to Lessee following any foreclosure (or deed in lieu of foreclosure) of Lessee’s leasehold interest in the Tax-Exempt Facilities, subject to Section 18.1 above. Lessor shall execute reasonable subordination, non-disturbance or attornment agreements as may be requested by a Mortgagee, provided any such agreement is consistent with the foregoing, and in form and substance reasonably acceptable to Lessor. Notwithstanding the foregoing, the Mortgagee or any assignee of any Mortgagee who becomes successor to Lessee must strictly abide under the terms of this Facilities Lease.
(e) Lessor hereby waives and releases any statutory, constitutional, and/or contractual liens against the assets or property of Lessee, including without limitation Chapter 54 of the Texas Property Code - LANDLORD’S LIENS. Although such waiver and release is hereby deemed to be automatic and self-executing, Lessor agrees to execute and deliver to

Lessee within thirty (30) days following request therefor such waivers and confirmations as Lessee may request to evidence the foregoing waiver and release, as well as consents to assignment that may be reasonably requested.
20. Events of Default and Remedies.
20.1. Each of the following occurrences shall constitute an “Event of Default” by Lessee under this Facilities Lease:
(a) the failure of Lessee to pay the Facilities Lease Rent as and when due hereunder and the continuance of such failure for a period of sixty (60) days thereafter;
(b) the failure of Lessee to procure and maintain the insurance required by Section 11 of this Facilities Lease, or to provide evidence of such insurance as required herein, and the continuance of either such failure for a period of three (3) business days after written request therefor by Lessor; furthermore, in such event, Lessor is authorized at its election to procure such insurance coverage(s) in the amount(s) required by this Facilities Lease with all costs thereof to be reimbursed to Lessor by Lessee within thirty (30) days after written demand by Lessor with interest thereon at the rate set forth in Section 28 hereof from the date incurred by Lessor to the date reimbursed and paid by Lessee;
(c) the failure of Lessee to perform, comply with or observe any other agreement, obligation, covenant, condition, or undertaking of Lessee, or any other term, condition or provision, in each case under this Facilities Lease in any material respect, and the continuance of such failure for a period of one-hundred and twenty (120) days after written notice from Lessor to Lessee specifying the failure; or if such default is of a nature that it cannot with reasonable effort be completely remedied within said period of 120 days, then such additional time as is reasonably necessary to complete such cure provided that Lessee has commenced such cure within the initial one-hundred and twenty (120) day period and diligent continues to pursue the same to completion;
(d) the filing of a petition by or against Lessee (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code of the United States or any similar debtor relief law, or (iii) for the appointment of a liquidator or receiver for all or substantially all of Lessee’s property or for Lessee’s interest in this Facilities Lease and as to any such matter commenced against Lessee by an unrelated third party that remains undismissed, undischarged, unstayed or unbonded for a period of ninety (90) days;
(e) if the interest of Lessee under this Facilities Lease shall, by operation of law, be transferred in violation of the terms of this Facilities Lease without Lessor’s written consent in cases in which such written consent is required hereunder;

(f) if Lessee shall voluntarily abandon, desert, or vacate the Tax-Exempt Facilities, or voluntarily discontinue its operation thereon for a period of more than two (2) consecutive months and such periods as may be extended by Force Majeure;
(g) the admission by Lessee in writing that it cannot meet its obligations generally as they become due or the making by Lessee of an assignment for the benefit of its creditors; and
(h) an Event of Default, as therein defined, occurs and continues beyond any cure under the Ground Lease, the Indenture or the Senior Loan Agreement.
20.2. Remedies. Upon the occurrence of and during the continuation of any Event of Default, Lessor may, at Lessor’s option and in addition to all other rights, remedies and recourses afforded Lessor hereunder or by law or equity (but excluding any right of non-judicial eviction), but subject to any rights of any Mortgagee or Successor herein described (including the rights of the Trustee under the Deed of Trust), terminate this Facilities Lease by the giving of written notice to Lessee (with a copy to the Trustee), in which event Lessee shall pay to Lessor upon demand the sum of (i) all Rent and other amounts accrued hereunder to the date of termination, (ii) all amounts due under Section 20.3 and (iii) liquidated damages in an amount equal to (a) the total Rent that Lessee would have been required to pay for the remainder of the Lease Term of this Facilities Lease minus (b) the then present fair rental value of the Tax-Exempt Facilities for such period, with such difference discounted to present value at a discount rate reasonably designated by Lessor. Neither Mortgagee or Successor shall be responsible for such liquidated damages unless and until the obligations of Lessee under this Facilities Lease shall be assumed as herein provided.
20.3. Landlord’s Right to Pay or Perform. If Lessee fails to perform or observe any of its covenants, agreements, or obligations hereunder for a period of thirty (30) days after written notice of such failure is given by Lessor, then in addition to all other rights of Lessor provided herein Lessor shall have the right, but not the obligation, at its sole election (but not as its exclusive remedy), to perform or observe the covenants, agreements, or obligations which are asserted to have not been performed or observed at the expense of Lessee and to recover all reasonable costs or expenses incurred in connection therewith. Any performance or observance by Lessor pursuant to this Section 20.3 shall not constitute a waiver of Lessee’s failure to perform or observe.
20.4. Injunctive Relief; Remedies Cumulative. Lessor may restrain or enjoin any Event of Default or threatened Event of Default by Lessee hereunder without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The rights, remedies and recourses of Lessor for an Event of Default shall be cumulative and no right, remedy or recourse of Lessor, whether exercised by Lessor or not, shall be deemed to be in exclusion of any other.
20.5. No Waiver; No Implied Surrender. Provisions of this Facilities Lease may not be waived orally or impliedly, but only by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, subject to Lessee’s right to cure as otherwise provided in this Facilities Lease neither the acceptance of Rent by Lessor following an Event of Default

(whether known to Lessor or not), nor any other custom or practice followed in connection with this Facilities Lease, shall constitute a waiver by Lessor of such Event of Default or any other Event of Default. Further, the failure by Lessor to complain of any action or inaction by Lessee, or to assert that any action or inaction by Lessee constitutes (or would constitute, with the giving of notice and/or the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Lessor with respect to such action or inaction. No waiver by Lessor of any provision of this Facilities Lease or of any breach by Lessee of any obligation of Lessee hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Lessee of this Facilities Lease. Lessor’s consent to any act by Lessee requiring Lessor’s consent shall not be deemed to render unnecessary the obtaining of Lessor’s consent to any subsequent act of Lessee. No act or omission by Lessor (other than Lessor’s execution of a document acknowledging such surrender) or Lessor’s agents, including the delivery of the keys to the Tax-Exempt Facilities, shall constitute an acceptance of a surrender of the Tax-Exempt Facilities.
20.6. Lessee’s Rights with respect to the Bonds.
(a) The Lessor shall not take any action herein described and permitted under the Indenture without the express written consent of Lessee:
(i) issue Additional Parity Bonds in accordance with the Indenture;
(ii) terminate or appoint any securities depository or Trustee;
(iii) redeem any Bonds pursuant to the optional redemption provisions of the Indenture or the Bonds;
(iv) purchase Bonds in lieu of optional redemption;
(v) amend, supplement or otherwise modify, or waive any provision of, the Indenture or the Bonds; or
(vi) direct, or take any other action with respect to, the investment of funds, the application or disposition of trust monies, or the withdrawal or deposit of any amounts in any accounts or Funds pursuant to the Indenture.
Notwithstanding the foregoing, if Lessee fails to complete construction of the Tax-Exempt New Property, or otherwise defaults with respect to its construction obligations, Lessor may complete such construction or remedy such construction default, and if there are funds available in the Construction Account (as defined in the Collateral Agency Agreement) or other Funds pursuant to the Indenture, then Lessor may, without Lessee’s consent, request that Trustee disburse such Funds to allow Lessor to complete such construction or remedy such construction default.
(b) The Lessor shall take the following action permitted under the Indenture at the direction of Lessee:

(i) pay any mutilated, lost, destroyed or stolen Bond which has become or is about to become due and payable to the extent required by Section 4.4 of the Indenture; provided Lessee has provided funds for such purpose to the Trustee;
(ii) distribute to Lessee funds remitted to the Lessor pursuant to the Indenture;
(iii) redeem Bonds subject to optional redemption (provided that Lessee shall provide funds to the Trustee sufficient to pay the Redemption Price for such Bonds on the redemption date therefor);
(iv) purchase Bonds in lieu of redemption or designate the purchaser in lieu of redemption (provided that Lessee shall provide funds to the Trustee sufficient to pay the purchase price for such Bonds on the purchase date therefor);
(v) terminate or appoint any securities depository or Trustee; and
(vi) execute and deliver an amendment, supplement or other modification to, or waiver of any provisions of, the Indenture or the Bonds.
(c) Promptly upon receipt thereof, the Lessor shall deliver a copy of any notice received by the Lessor from the Trustee under the Indenture.
(d) If Lessor shall fail to take any action specified in this Section 20.6, or shall take action in violation hereof, Lessee shall be entitled to notify Trustee in writing (a copy of which shall also be delivered to Lessor) with respect thereto and direct the cure of such action or failure to act. In the written direction to the Trustee, Lessee shall state that such direction is given properly in accordance with this Section 20.6(d) and Trustee shall be entitled to rely conclusively thereon and to comply without investigation with such notice and direction.
21. Relation of the Parties. It is the intention of the parties to create hereby the relationship of landlord and tenant, and no other relation is hereby created. Nothing in this Facilities Lease shall be construed to make the parties partners or joint venturers or to render either party liable for any obligation of the other except as described herein.
22. Public Disclosure. Lessor is a governmental authority subject to the requirements of the Texas Open Meetings Act and the Texas Open Records Act (Chapters 551 and 552, Texas Government Code), and as such Lessor is required to disclose to the public (upon request) this Facilities Lease and certain other information and documents relating to the consummation of the transactions contemplated hereby. In this regard, Lessee agrees that the disclosure of this Facilities Lease or any other information or materials related to the consummation of the transactions contemplated hereby to the public by Lessor as required by the Texas Open Meetings Act, Texas Open Records Act, or any other Legal Requirement will not expose Lessor (or any party acting by, through or under Lessor) to any claim, liability, or action by Lessee.
23. Notices. All notices and other communications given pursuant to this Facilities Lease shall be in writing and shall either be mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in this Section 23, or delivered in person to the intended addressee, or sent by prepaid telegram, facsimile or telex followed by a confirmatory letter. Notice mailed in the aforesaid manner shall become effective three (3) business days after deposit; notice given in any other manner, and any notice given to Lessor, shall be effective only upon receipt by the intended addressee. For the purposes of notice, the address of:
Mr. David C. Fisher, Port Director, CEO
Port of Beaumont Navigation District of Jefferson County, Texas
Post Office Drawer 2297
Beaumont, Texas 77704
Facsimile: 409-835-0512
With a copy to:
Guy N. Goodson, Esq.
GERMER PLLC
550 Fannin, Suite 400
Beaumont, Texas 77701
Telephone: 409.654.6700
Facsimile: 409.835.2115
For Lessee:
Jefferson 2020 Bond Lessee, LLC
811 Louisiana, Suite 2300
Houston, TX 77056
Attn: Legal Department
Facsimile: (346) 272-6990
with a copy to:
Fortress Investment Group LLC
1345 Avenue of the Americas
New York, New York 10105
Attention: R. Nardone
Facsimile: (212) 798-6120
Telephone: (212) 798-6110
Each party shall have the continuing right to change its address for notice hereunder by the giving of thirty (30) days’ prior written notice to the other party.
24. Entire Agreement, Amendment and Binding Effect. This Facilities Lease constitutes the entire agreement between Lessor and Lessee relating to the subject matter hereof and all prior agreements relative hereto that are not contained herein are terminated. This Facilities Lease may be amended only by a written document duly executed by Lessor and Lessee, and any alleged amendment which is not so documented shall not be effective as to either party. The provisions of this Facilities Lease shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that this Section 24 shall not negate, diminish or alter the restrictions on transfers applicable to Lessee set forth elsewhere in this Facilities Lease.
25. Severability. This Facilities Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any provision of this Facilities Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Facilities Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.
26. Construction. Unless the context of this Facilities Lease clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character; (b) the singular shall include the plural wherever and as often as may be appropriate; (c) the term “includes” or “including” shall mean including without limitation; and (d) the words “hereof” or “herein” refer to this entire Facilities Lease and not merely the Section or Article number in which such words appear. Article and Section headings in this Facilities Lease are for convenience of reference and shall not affect the construction or interpretation of this Facilities Lease. Any reference to a particular “Article” or “Section” shall be construed as referring to the indicated article or section of this Facilities Lease.
27. Attorneys’ Fees. If any party hereto institutes an action or proceeding for a declaration of the rights of the parties under this Facilities Lease, for injunctive relief, for an alleged breach or default of, or any other action arising out of this Facilities Lease, or the transactions contemplated hereby, or if any party is in default of its obligations pursuant hereto, the prevailing party shall be entitled to its actual and reasonable attorneys’ fees and to any court costs incurred in addition to any other damages or relief awarded.
28. Interest on Lessee’s Obligations. Any amount due from Lessee to Lessor that is not paid when due shall bear interest at the lesser of (i) the maximum rate allowed by law, (ii) ten percent per annum or (iii) the amount provided for in the Indenture, compounded annually from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.
29. Authority. The person executing this Facilities Lease on behalf of Lessee personally warrants and represents unto Lessor that (a) (if applicable) Lessee is a duly organized and existing legal entity, in good standing in the State of Texas (b) Lessee has full right and authority to execute, deliver and perform this Facilities Lease, (c) the person executing this Facilities Lease on behalf of Lessee was authorized to do so and (d) upon request of Lessor, such person will deliver to Lessor satisfactory evidence of his or her authority to execute this Facilities Lease on behalf of Lessee.

30. Incorporation by Reference. Exhibits A, B, C and D hereto are incorporated herein for any and all purposes.
31. Force Majeure. Lessee shall be entitled to rely upon Force Majeure as an excuse for timely performance hereunder (except for the payment of Rent) and shall not be entitled to rely upon Force Majeure as an excuse for timely performance unless Lessee (a) uses its best efforts to overcome the effects of the event of Force Majeure, (b) gives written notice to Lessor within thirty (30) days after the occurrence of the event describing with reasonable particularity the nature thereof, (c) commences performance of its obligation hereunder immediately upon the cessation of the event and (d) gives written notice to Lessor within thirty (30) days after the cessation of the event advising Lessor of the date upon which the event ceased to constitute an event of Force Majeure. No Force Majeure event shall excuse performance for a period longer than ninety (90) days without consent of Lessor not to be unreasonably withheld. No Force Majeure shall excuse payments of Rent or other payment obligations.
32. Interpretation. Both Lessor and Lessee and their respective legal counsel have reviewed and have participated in the preparation of this Facilities Lease.
33. Multiple Counterparts. This Facilities Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.
34. No Third Party Beneficiaries. This Facilities Lease does not and is not intended to confer any rights or remedies upon any person other than the parties.

EXECUTED this 1st day of February, 2020.

PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY TEXAS
by
/s/ David C. Fisher
Name:	David C. Fisher
Title:	Port Director & CEO (Executive Director)

EXECUTED this 1st day of February, 2020.

JEFFERSON 2020 BOND LESSEE LLC
by
/s/ Demetrios Tserpelis
Name:	Demetrios Tserpelis
Title:	Authorized Signatory

Definitions Annex

Terms capitalized but not defined in this Facilities Lease shall have the meanings assigned to them in the Indenture (as defined below).
“Borrower” means Jefferson 2020 Bond Borrower LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“Commencement Date” is defined in Section 4 of this Facilities Lease.
“Encumbrances” is defined in Section 9.5 of this Facilities Lease.
“Event of Default” is defined in Section 20.1 of this Facilities Lease.
“Execution Date” is defined in the introductory paragraph of this Facilities Lease.
“Facilities Lease” is defined in the introductory paragraph of this Facilities Lease.
“Facilities Lease Rent” is defined in Section 5 of this Facilities Lease.
“Force Majeure” means:
(a) acts of God, landslides, lightning, earthquakes, hurricanes, tornadoes, blizzards and other adverse and inclement weather, fires, explosions, floods, acts of public enemy, wars, blockades, insurrections, riots or civil disturbances;
(b) labor disputes, strikes, work slowdowns, or work stoppages but nothing herein contained shall require the party subject to such labor disputes, strikes, work slowdowns, or work stoppages to settle or otherwise resolve same;
(c) orders or judgments of any federal, state or local court, administrative agency or governmental body, if not the result of willful or negligent action of the party relying thereon;
(d) power failure and outages affecting the Tax-Exempt Facilities; and
(e) any other similar cause or event, provided that the foregoing is beyond the reasonable control of the party claiming Force Majeure.
“Ground Lease” means that certain Omnibus Amended and Restated Lease and Agreement dated effective as of January 1, 2020 between Lessor and Lessee covering the Leased Premises (as it may be amended, restated, replaced, amended and restated or modified from time to time).
“Indenture” means that certain Trust Indenture and Security Agreement, dated as of February 1, 2020, as it may be amended, restated, replaced, amended and restated or modified from time to time, between Lessor and the Trustee.
Definitions Annex – Page 1

“Jefferson-Owned Property” means, to the extent removable as provided in the Ground Lease, all improvements paid for or financed by Lessee and located on the Leased Premises or the Easement Areas (as defined in the Ground Lease), including those described on Exhibit C attached hereto, other than the Tax-Exempt Facilities.
“Lease Term” is defined in Section 4 of this Facilities Lease.
“Leased Premises” means approximately 185 acres of real property within the Lessor’s Real Property as more particularly described in Exhibit A, the Rail Access, and all real property rights of Lessor appurtenant thereto.
“Legal Requirements” is defined in Section 10.2 of this Facilities Lease.
“Lessee” is defined in the introductory paragraph of this Facilities Lease.
“Lessor” is defined in the introductory paragraph of this Facilities Lease.
“Lessor’s Existing Property” means the Lessor equipment and fixtures owned by Lessor as more particularly described in Exhibit B.
“Lessor Improvements” is defined in Section 9.1 of this Facilities Lease.
“Lessor’s Real Property” means the real property owned by Lessor located in Orange County, Texas generally referred to as the Port of Beaumont’s Orange County Terminal Property, as more particularly described and defined in the Ground Lease.
“Memorandum” is defined in Section 18.1 of this Facilities Lease.
“Mortgagee” is defined in Section 19 of this Facilities Lease.
“Operating Agreement” means that certain Operating Agreement entered into as of February 1, 2020 to be effective as of February 11, 2020, by and among Lessee, Borrower and Operator.
“Operator” means Jefferson Railport Terminal II LLC, a limited liability company organized under the laws of the State of Delaware.
“Project” means the Series 2020A Project and the Taxable Series 2020B Project.
“Product” means (i) liquid hydrocarbons and refined or unrefined petroleum products and similar products (including crude oil, diluents, and diesel), (ii) biofuels, (iii) liquefied natural gas, and (iv) other products approved from time to time by Lessor in its sole discretion.
“Rail Access” means easements held by Lessor across adjacent property of Optimus Steel, LLC for rail and road access to Old Highway 90 and to class 1 railroads.
“Rebate Amounts” is defined in Section 5 of this Facilities Lease.
Definitions Annex – Page 2

“Rent” is defined in Section 5 of this Facilities Lease.
“Restoration” is defined in Section 17.3 of this Facilities Lease.
“Restoration Portion” is defined in Section 17.3 of this Facilities Lease.
“Senior Loan Agreement” means that certain Senior Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, dated as of February 1, 2020, by and between the Lessor and Borrower.
“Series 2016 Bonds” means the Lessor’s Dock and Wharf Facility Revenue Bonds, Series 2016 (AMT) (Jefferson Energy Companies Project).
“Series 2020 Bonds” means the Series 2020A Bonds and the Taxable Series 2020B Bonds.
“Series 2020A Bonds” means the series of Bonds designated Port of Beaumont Navigation District of Jefferson County, Texas Facility Revenue Bonds, Series 2020A (Jefferson Gulf Coast Energy Project) in the principal amount of $184,920,000, as may be amended, restated, replaced, amended and restated or modified from time to time.
“Series 2020A Project” means the development, construction and acquisition of the Tax-Exempt New Property and other eligible infrastructure projects.
“Sublease Agreement” means that certain Sublease Agreement entered into as of February 1, 2020 to be effective as of February 11, 2020, by and among Lessee, Borrower and Operator.
“Successor” is defined in Section 18.1 of this Facilities Lease.
“Taxable Series 2020B Bonds” means the series of Bonds designated Port of Beaumont Navigation District of Jefferson County, Texas Facility Revenue Bonds, Taxable Series 2020B (Jefferson Gulf Coast Energy Project) in the principal amount of $79,060,000 (as may be amended, restated, replaced, amended and restated or modified from time to time.
“Taxable Series 2020B Project” means the development, construction and acquisition of certain facilities for the transport, loading, unloading, and storage of petroleum products, including certain tank, train and other infrastructure projects.
“Tax-Exempt Facilities” means the Lessor’s Existing Property and the Tax-Exempt New Property.
“Tax-Exempt New Property” means the additional infrastructure to be constructed and operated by Lessee and owned by the Lessor as described in Exhibit D.
“Trustee” means Deutsche Bank National Trust Company or any successor, assignee or replacement, as Trustee pursuant to the Indenture.
I.
Definitions Annex – Page 3

Exhibit A
Leased Premises

TRACT I
2.42 ACRES OF LAND
OUT OF THE GILBERT STEVENSON SURVEY, ABSTRACT NO. 167
ORANGE COUNTY, TEXAS

BEING 2.42 acres of land out of and a part of the Gilbert Stevenson Survey, Abstract No. 167, Orange County, Texas; being part of a (Called 215.626) acre tract of land described in a deed to Port of Beaumont Navigation District of Jefferson County, recorded in File No. 273775, Official Public Records, Orange County, Texas; said 2.42 acre tract being more fully described as follows, to wit:

Note: Bearings, coordinates, distances and acreage are based on the Texas Coordinate System of 1983, Central Zone, US Survey Feet, and are referenced to SmartNet, North America.

BEGINNING at a ½” steel rod, capped and marked “F&S”, found on the intersection of the West right of way line of a dedicated road named Old Highway 90, recorded in Volume 41, Page 336, Deed Records, Orange County, Texas and the Northwesterly line of a 150’ wide Texarkana & Fort Smith Railway Company right of way, recorded in Volume 6, Page 34, Deed Records, Orange County, Texas; said ½” steel rod being the Northeast corner of the herein described tract; having a Texas Coordinate of N: 10053081.35, E: 4275342.92;

THENCE, South 55 deg., 02 min., 05 sec., West, on the Northwesterly line of said Texarkana & Fort Smith Railway Company right of way, a distance of 358.32’ to a point for corner;

THENCE, South 79 deg., 20 min., 34 sec., West, a distance of 97.11’ to a point for corner;

THENCE, South 55 deg., 24 min., 32 sec., West, a distance of 142.65’ to a point for corner;

THENCE, North 37 deg., 04 min., 43 sec., West, a distance of 114.81’ to a point for corner;

THENCE, North 71 deg., 24 min., 54 sec., West, a distance of 69.38’ to a point for corner;

THENCE, South 75 deg., 51 min., 51 sec., West, a distance of 123.95’ to a point for corner on the Southerly line of an 8.02 acre tract of land surveyed this date for access easement purposes; said point for corner being the most Westerly corner of the herein described tract;

THENCE, North 53 deg., 47 min., 01 sec., East, on the Southerly line of the 8.02 acre tract, a distance of 171.55’ to a point for corner;

THENCE, South 33 deg., 34 min., 05 sec., East, a distance of 62.85’ to a point for corner;
THENCE, South 67 deg., 42 min., 24 sec., East, a distance of 26.08’ to a point for corner;

Exhibit A – Page 1

THENCE, North 53 deg., 42 min., 09 sec., East, a distance of 180.41’ to a point for corner;

THENCE, North 15 deg., 45 min., 57 sec., West, a distance of 36.10’ to a point for corner;

THENCE, North 53 deg., 15 min., 05 sec., East, a distance of 246.87’ to a point for corner being the most Northerly Northeast corner of the herein described tract;

THENCE, South 65 deg., 03 min., 48 sec., East, a distance of 254.83’ to the POINT OF BEGINNING and containing 2.42 acres of land, more or less.

Exhibit A – Page 2

TRACT II
198.1 ACRES OF LAND AND WATER
OUT OF THE GILBERT STEVENSON SURVEY, ABSTRACT NO. 167
AND THE WILLIAM STEPHENSON SURVEY, ABSTRACT NO. 23,
ORANGE COUNTY, TEXAS

BEING 198.1 acres of land and water out of and a part of a 204.2 acre tract of land, part of the Gilbert Stevenson Survey, Abstract No. 167 and the William Stephenson Survey, Abstract No. 23, Orange County, Texas; being part of a (Called 250) acre tract of land recorded as Tract 12, described in a deed to Port of Beaumont Navigation District, recorded in Volume 123, Page 376, Deed Records, Orange County, Texas; said 198.1 acre tract being part of the following 204.2 acres tract which is more fully described by metes and bounds as follows, to wit:

COMMENCING at a ½” steel rod, capped and marked “SOUTEX”, set for the Northwest corner of a (Called 503.688) acre tract of land described in a deed to Optimus Steel, LLC, recorded in File No. 458665, Official Public Records, Orange County, Texas; said ½” steel rod being on the Southerly line of a 200’ wide right of way for Southern Pacific Railroad Corporation, formerly the Texas and New Orleans Railroad Company, having a Texas Coordinate of N: 10052022.78, E: 4274198.88;

THENCE, South 05 deg., 58 min., 02 sec., East, on the West line of the (Called 503.688) acre tract, a distance of 15.01’ to a point for corner being the POINT OF BEGINNNG and Northeast corner of the herein described tract; having a Texas Coordinate of N: 10052007.85, E: 4274200.44;

THENCE, South 05 deg., 58 min., 02 sec., East, continuing on the West line of the (Called 503.688) acre tract, a distance of 106.57’ to a point for corner;

THENCE, South 42 deg., 00 min., 28 sec., West, a distance of 62.31’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 405.06’, an arc length of 372.94’, a chord bearing of South 15 deg., 37 min., 47 sec., West, a chord distance of 359.91’ to a point for corner;

THENCE, South 10 deg., 14 min., 55 sec., East, a distance of 2074.41’ to a point for corner;

THENCE, on the arc of a curve to the right having a radius of 1014.00’, an arc length of 74.80’, a chord bearing of South 08 deg., 08 min., 07 sec., East, a chord distance of 74.79’ to a point for corner;

THENCE, South 06 deg., 01 min., 18 sec., East, a distance of 698.87’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 480.00’, an arc length of 386.07’, a chord bearing of South 17 deg., 01 min., 12 sec., West, a chord distance of 375.75’ to a point for corner;
Exhibit A – Page 3

THENCE, North 83 deg., 41 min., 59 sec., East, a distance of 171.57’ to a point for corner on the West line of the (Called 503.688) acre tract;

THENCE, South 06 deg., 06 min., 36 sec., East, on the West line of the (Called 503.688) acre tract, a distance of 496.21’ passing a 1” steel pipe found; having a Texas Coordinate of N: 10047865.04, E: 4274639.84; continuing for a total distance of 576.03’ to a point for corner on the Northerly bank of the Neches River; said point for corner being the Southeast corner of the herein described tract;

THENCE, the following bearings and distances on the Northerly bank line of said Neches River:

South 68 deg., 51 min., 37 sec., West, 19.55’

South 61 deg., 58 min., 33 sec., West, 11.08’

South 49 deg., 52 min., 13 sec., West, 18.40’

South 65 deg., 33 min., 00 sec., West, 9.15’

South 85 deg., 26 min., 23 sec., West, 22.41’

North 86 deg., 16 min., 39 sec., West, 6.40’

North 62 deg., 49 min., 45 sec., West, 6.41’

North 45 deg., 20 min., 41 sec., West, 16.60’

North 34 deg., 56 min., 15 sec., West, 15.66’
North 43 deg., 04 min., 00 sec., West, 21.21’

North 56 deg., 11 min., 37 sec., West, 6.44’

North 70 deg., 09 min., 37 sec., West, 8.91’

North 73 deg., 54 min., 50 sec., West, 10.07’

North 77 deg., 32 min., 48 sec., West, 6.19’

North 86 deg., 13 min., 32 sec., West, 13.05’

THENCE, South 89 deg., 06 min., 25 sec., West, a distance of 177.70’ to a point for corner on the East line of a 4.54 acre tract of land surveyed this date;

Exhibit A – Page 4

THENCE, North 02 deg., 38 min., 57 sec., West, on the East line of the 4.54 acre tract, a distance of 424.19’ to a point for corner on the South line of a 8.02 acre tract of land surveyed this date for access easement purposes, said point for corner being the Northeast corner of the 4.54 acre tract;

THENCE, South 57 deg., 29 min., 07 sec., West, on the South line of the 8.02 acre tract, same being the North line of the 4.54 acre tract, a distance of 144.73’ to a point for corner;

THENCE, continuing on the North line of the 4.54 acre tract, on the arc of a curve to the right having a radius of 685.00’, an arc length of 544.86’, a chord bearing of South 80 deg., 16 min., 20 sec., West, a chord distance of 530.61’ to a point for corner being the Northwest corner of the 4.54 acre tract;

THENCE, South 02 deg., 43 min., 18 sec., East, on the West line of the 4.54 acre tract, a distance of 286.03’ to a point for corner;

THENCE, South 87 deg., 17 min., 53 sec., West, a distance of 124.03’ to a point for corner;

THENCE, North 66 deg., 07 min., 01 sec., West, a distance of 1454.99’ to a point for corner;

THENCE, North 45 deg., 58 min., 48 sec., West, a distance of 290.00’ to a point for corner;

THENCE, North 61 deg., 40 min., 48 sec., West, a distance of 250.00’ to a point for corner;

THENCE, North 81 deg., 16 min., 48 sec., West, a distance of 131.12’ to a point for corner;

THENCE, North 64 deg., 37 min., 28 sec., West, a distance of 180.75’ to a point for corner;

THENCE, North 19 deg., 56 min., 45 sec., West, a distance of 22.47’ to a point for corner;

THENCE, North 64 deg., 55 min., 40 sec., West, a distance of 165.30’ to a point for corner;

THENCE, North 50 deg., 57 min., 40 sec., West, a distance of 267.80’ to a point for corner;

THENCE, North 37 deg., 19 min., 55 sec., West, a distance of 160.59’ to a point for corner;

THENCE, North 54 deg., 39 min., 10 sec., West, a distance of 118.40’ to a point for corner;

THENCE, North 09 deg., 58 min., 34 sec., West, a distance of 365.94’ to a point for corner;

THENCE, North 76 deg., 36 min., 47 sec., West, a distance of 82.00’ to a point for corner on the Southeasterly line of Kansas City Southern Railroad right of way, recorded in Volume 2, Page 45, Map Records, Orange County, Texas;

THENCE, North 55 deg., 02 min., 05 sec., East, on the Southeasterly line of said Kansas City Southern Railroad right of way, a distance of 4176.20’ to the POINT OF BEGINNING and containing 204.2 acres of land and water, more or less, SAVE AND EXCEPT 6.09 acres of land
Exhibit A – Page 5

for access easement purposes, which lies within the 8.02 acre tract known as Tract IV and is described as follows:

BEING 8.02 acres of land out of and a part of the Gilbert Stevenson Survey, Abstract No. 167 and the William Stephenson Survey, Abstract No. 23, Orange County, Texas; being part of a (Called 250) acre tract of land, recorded as Tract 12, described in a deed to Port of Beaumont Navigation District, recorded in Volume 123, Page 376, Deed Records, Orange County, Texas, and part of a (Called 215.626) acre tract of land described in a deed to Port of Beaumont Navigation District of Jefferson County, recorded in File No. 273775, Official Public Records, Orange County, Texas; said 8.02 acre tract being more fully described by metes and bounds as follows, to wit:

COMMENCING at a ½” steel rod, capped and marked “F&S”, found on the intersection of the West right of way line of a dedicated road named Old Highway 90, recorded in Volume 41, Page 336, Deed Records, Orange County, Texas and the Northwesterly line of a 150’ wide Texarkana and Fort Smith Railway Company right of way, recorded in Volume 6, Page 34, Deed Records, Orange County, Texas; said ½” steel rod being the most Easterly corner of the (Called 215.626) acre tract; having a Texas Coordinate of N: 10053081.35, E: 4275342.92;

THENCE, on the West right of way line of said Old Highway 90, same being the Northerly line of the (Called 215.626) acre tract on an arc of a curve to the left having a radius of 767.76’, an arc length of 293.41’, a chord bearing of North 57 deg., 26 min., 10 sec., West, a chord distance of 291.62’ to a point for corner being the POINT OF BEGINNING and Northeast corner of the herein described tract; having a Texas Coordinate of N: 10053238.31, E: 4275097.14;

THENCE, South 53 deg., 47 min., 01 sec., West, a distance of 639.55’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 1384.00’, an arc length of 1416.18’, a chord bearing of South 24 deg., 28 min., 11 sec., West, a chord distance of 1355.20’ to a point for corner;

THENCE, North 85 deg., 28 min., 18 sec., East, a distance of 18.22’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 435.00’, an arc length of 274.97’, a chord bearing of South 23 deg., 53 min., 55 sec., West, a chord distance of 270.42’ to a point for corner;

THENCE, North 42 deg., 00 min., 28 sec., East, a distance of 89.35’ to a point for corner on the East line of the (Called 250) acre tract, same being the West line of a (Called 503.688) acre tract of land described in a deed to Optimus Steel, LLC, recorded in File No. 458665, Official Public Records, Orange County, Texas;

THENCE, South 05 deg., 58 min., 02 sec., East, on the common line of the (Called 250 and 503.688) acre tracts, a distance of 40.38’ to a point for corner;

THENCE, South 42 deg., 00 min., 28 sec., West, a distance of 62.31’ to a point for corner;

Exhibit A – Page 6

THENCE, on an arc of a curve to the left having a radius of 405.00’, an arc length of 369.38’, a chord bearing of South 15 deg., 52 min., 46 sec., West, a chord distance of 356.71’ to a point for corner;

THENCE, South 10 deg., 14 min., 55 sec., East, a distance of 2077.98’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 1014.00’, an arc length of 74.80’, a chord bearing of North 08 deg., 08 min., 07 sec., West, a chord distance of 74.79’ to a point for corner;

THENCE, South 06 deg., 01 min., 18 sec., East, a distance of 698.87’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 480.00’, an arc length of 532.04’, a chord bearing of South 25 deg., 43 min., 54 sec., West, a chord distance of 505.22’ to a point for corner;

THENCE, South 57 deg., 29 min., 07 sec., West, a distance of 22.12’ to a point for corner being the Northeast corner of a 4.54 acre tract of land surveyed this date;

THENCE, South 02 deg., 38 min., 57 sec., East, on the East line of the 4.54 acre tract, a distance of 424.19’ to a point for corner being the Southeast corner of the 4.54 acre tract;

THENCE, South 87 deg., 24 min., 44 sec., West, on the South line of a 4.54 acre tract, a distance of 30.00’ to a point for corner;

THENCE, North 02 deg., 38 min., 57 sec., West, a distance of 406.93’ to a point for corner;

THENCE, South 57 deg., 29 min., 07 sec., West, a distance of 110.14’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 685.00’, an arc length of 633.59’, a chord bearing of South 83 deg., 58 min., 59 sec., West, a chord distance of 611.25’ to a point for corner;

THENCE, North 69 deg., 31 min., 08 sec., West, a distance of 749.38’ to a point for corner;

THENCE, South 20 deg., 28 min., 52 sec., West, a distance of 256.25’ to a point for corner;

THENCE, North 65 deg., 59 min., 12 sec., West, a distance of 30.05’ to a point for corner;

THENCE, North 20 deg., 28 min., 52 sec., East, a distance of 278.47’ to a point for corner;

THENCE, South 69 deg., 31 min., 08 sec., East, a distance of 146.25’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 500.00’, an arc length of 32.63’, a chord bearing of South 71 deg., 23 min., 18 sec., East, a chord distance of 32.62’ to a point for corner;
Exhibit A – Page 7

THENCE, South 73 deg., 15 min., 29 sec., East, a distance of 59.36’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 500.00’, an arc length of 32.63’, a chord bearing of North 71 deg., 23 min., 18 sec., West, a chord distance of 32.62’ to a point for corner;

THENCE, South 69 deg., 31 min., 08 sec., East, a distance of 508.68’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 655.00’, an arc length of 605.84’, a chord bearing of North 83 deg., 58 min., 59 sec., East, a chord distance of 584.48’ to a point for corner;
THENCE, North 57 deg., 29 min., 07 sec., East, a distance of 166.85’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 450.00’, an arc length of 498.78’, a chord bearing of North 25 deg., 43 min., 54 sec., East, a chord distance of 473.64’ to a point for corner;

THENCE, North 06 deg., 01 min., 18 sec., West, a distance of 698.87’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 984.00’, an arc length of 72.59’, a chord bearing of North 08 deg., 08 min., 07 sec., West, a chord distance of 72.57’ to a point for corner;

THENCE, North 10 deg., 14 min., 55 sec., West, a distance of 952.59’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 2000.00’, an arc length of 244.49’, a chord bearing of North 13 deg., 45 min., 02 sec., West, a chord distance of 244.34’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 4030.00’, an arc length of 492.65’, a chord bearing of North 13 deg., 45 min., 02 sec., West, a chord distance of 492.34’ to a point for corner;

THENCE, North 10 deg., 14 min., 55 sec., West, a distance of 381.72’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 1420.00’, an arc length of 134.30’, a chord bearing of North 07 deg., 32 min., 21 sec., West, a chord distance of 134.25’ to a point for corner;

THENCE, South 85 deg., 28 min., 18 sec., West, a distance of 47.03’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 623.85’, an arc length of 404.82’, a chord bearing of South 36 deg., 20 min., 34 sec., West, a chord distance of 397.76’ to a point for corner;

Exhibit A – Page 8

THENCE, South 54 deg., 55 min., 58 sec., West, a distance of 158.40’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 1000.00’, an arc length of 193.40’, a chord bearing of South 60 deg., 28 min., 23 sec., West, a chord distance of 193.10’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 1280.00’, an arc length of 246.33’, a chord bearing of South 60 deg., 30 min., 01 sec., West, a chord distance of 245.95’ to a point for corner;

THENCE, North 35 deg., 00 min., 46 sec., West, a distance of 35.00’ to a point for corner;
THENCE, on an arc of a curve to the right having a radius of 1315.00’, an arc length of 253.06’, a chord bearing of North 60 deg., 30 min., 01 sec., East, a chord distance of 252.67’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 965.00’, an arc length of 186.63’, a chord bearing of North 60 deg., 28 min., 23 sec., East, a chord distance of 186.34’ to a point for corner;

THENCE, North 54 deg., 55 min., 58 sec., East, a distance of 155.75’ to a point for corner;

THENCE, on an arc of a curve to the left having a radius of 588.84’, an arc length of 408.32’, a chord bearing of North 35 deg., 04 min., 02 sec., East, a chord distance of 400.19’ to a point for corner;

THENCE, North 15 deg., 12 min., 06 sec., East, a distance of 464.36’ to a point for corner;

THENCE, on an arc of a curve to the right having a radius of 1416.00’, an arc length of 854.37’, a chord bearing of North 31 deg., 57 min., 53 sec., East, a chord distance of 841.47’ to a point for corner;

THENCE, North 48 deg., 24 min., 58 sec., East, a distance of 239.79’ to a point for corner;

THENCE, North 53 deg., 47 min., 01 sec., East, a distance of 418.96’ to a point for corner;

THENCE, on the arc of a curve to the left having a radius of 50.00’, an arc length of 52.27’, a chord bearing of North 23 deg., 50 min., 17 sec., East, a chord distance of 49.92’ to a point for corner on the West right of way line of said Old Highway 90; same being the Northeasterly line of the (Called 215.626) acre tract;

THENCE, South 70 deg., 34 min., 08 sec., East, on the West right of way line of said Old Highway 90, same being the Northeasterly line of the (Called 215.626) acre tract, a distance of 56.77’ to a point for corner;

THENCE, continuing on the West right of way line of said Old Highway 90, same being the Northeasterly line of the (Called 215.626) acre tract on an arc of a curve to the right having a
Exhibit A – Page 9

radius of 767.76’, an arc length of 33.60’, a chord bearing of South 69 deg., 36 min., 49 sec., East, a chord distance of 33.60’ to the POINT OF BEGINNING and containing 8.02 acres of land, more or less.

Exhibit A – Page 10

TRACT III
4.25 ACRES OF LAND
OUT OF THE WILLIAM STEPHENSON SURVEY, ABSTRACT NO. 23
ORANGE COUNTY, TEXAS

BEING 4.25 acres of land out of and a part of the William Stephenson Survey, Abstract No. 23, Orange County, Texas; being part of a (Called 250) acre tract of land recorded as Tract 12, described in a deed to Port of Beaumont Navigation District, recorded in Volume 123, Page 376, Deed Records, Orange County, Texas; said 4.25 acre tract being more fully described by metes and bounds as follows, to wit:

BEGINNING at a point for corner on the South line of an 8.02 acre tract of land surveyed this date for access purposes; said point for corner being the Northeast corner of the herein described tract; having a Texas Coordinate of N: 10048231.00, E: 4274258.65; from which a 3” steel pipe found on the common line of the Gilbert Stevenson Survey, Abstract No. 167, and the William Stephenson Survey, Abstract No. 23, on the West line of a (Called 503.688) acre tract of land described in a deed to Optimus Steel, LLC, recorded in File No. 458665, Official Public Records, Orange County, Texas, bears North 04 deg., 09 min., 08 sec., East, a distance of 1915.82’ and a 1” steel pipe found on the West line of the (Called 503.688) acre tract, bears South 47 deg., 32 min., 11 sec., East, a distance of 515.84’;

THENCE, South 02 deg., 38 min., 57 sec., East, on a portion of the West line of the 8.02 acre tract, a distance of 406.93’ to a point for corner being the Southeast corner of the herein described tract;

THENCE, South 87 deg., 24 min., 44 sec., West, a distance of 621.71’ to a point for corner being the Southwest corner of the herein described tract;

THENCE, North 02 deg., 43 min., 18 sec., West, a distance of 286.03’ to a point for corner on the South line of the 8.02 acre tract; said point for corner being the Northwest corner of the herein described tract;

THENCE, on the South line of the 8.02 acre tract, on an arc of a curve to the left having a radius of 685.00’, an arc length of 544.86’, a chord bearing of North 80 deg., 16 min., 20 sec., East, a chord distance of 530.61 to a point for corner;

THENCE, North 57 deg., 29 min., 07 sec., East, a distance of 110.14’ to the POINT OF BEGINNING and containing 4.25 acres of land, more or less.

Exhibit A – Page 11

Exhibit B
Lessor’s Existing Property
Tanks*:

•2100 (123,000 BBL)
•2101 (123,000 BBL)
•2102 (123,000 BBL)
•2300 (283,000 BBL) Crude Storage tank with floating roof
•2301 (275,000 BBL) Crude Storage tank with floating roof
•33400 (123,000 BBL)
•33500 (123,000 BBL)
*Includes all related piping, racks, and ancillary equipment.

West Manifold

•Civil, pilings, and concrete work
•Pipe supports and racking for manifold area
•Mech/ Piping Install

2100 Manifold

•Civil, pilings, and concrete work
•Pipe supports and racking for manifold area
•Mech/Piping Install

2300 Manifold

•Civil, pilings, and concrete work
•Pipe supports and racking for manifold area
•Mech/Piping Install

Tracks:
•LL108 (11,600 TF)
•RL 113 “aka - Track 3” (approximately 8,536 TF)
•1 Set of unloading tracks 14,445 TFT
o HR 112 & 117 “aka – 811” (6,184 ft)
o HR 109 “aka – M” (2,721 ft)
Exhibit B – Page 1

o HR 110 “aka – N” (2,426 ft)
o HR 111 “aka – O” (2,553 ft)
o Crossover 8 “aka – P” (561 ft)
Docks:
•OC-1

Heavy Crude System – Trench, Can and unloading pumps (incl. MCC3)

•Civil, Pilings, and subsurface drainage for trench
•60” concrete culvert, ditches, and gates
•(2)Concrete trenches, each measuring two thousand feet in length, approximately 10’ wide with depths varying from 5’to 10’
•(1) 50’ x 80’ x 15’ deep concrete tank sump supported by augercast piles
•T-32000 Sump Tank
•Civil, Pilings, and structural steel for motors
•(3) – L5NG 164/160 ASSGIA-G, with Ductile Iron Non-Spacer Coupling, 350 HP Electric Motor and installation
•Lighting at trench
•20’ x 50’ MCC 3 building
•25-ton HVAC
•Switch gear, VFD’s Harmonic Filters and wiring
•Piping Expansion Joints
•Handrails and Steps - Trench

Barge Loading Pumps

•33400 & 33500 Manifold (Mechanical & Piping)
•Civil, Piling, and Concrete
•L5NG/186/160 Pumps

Exhibit B – Page 2

Exhibit C
Jefferson-Owned Property
(Equity Funded or Taxable Bond Funded Assets)

Tanks*:
2000 (123,000 BBL)
2001 (123,000 BBL)
2002 (36,000 BBL)
2302 (256,000 BBL)
2303 (256,000 BBL)
2304 (302,000 BBL)
2209 (121,000 BBL)
2210 (180,000 BBL)
2211 (180,000 BBL)
2212 (180,000 BBL)
*Includes all related piping, racks, and ancillary equipment.

Central Manifold
•Civil, pilings, and concrete work
•Pipe supports and racking for manifold area
•Mech/ Piping Install

2000 Manifold
•Civil, pilings, and concrete work
•Pipe supports and racking for manifold area
•Mech/ Piping Install

2200 Manifold
•Civil, pilings, and concrete work
•Pipe supports and racking for manifold area
•Mech/ Piping Install

Tracks:
•RL 116 (8,724 TF)
•RL 115 (8,767 TF)
•RL 114 (8,808 TF)
•BO 400 (1,684 TF)
Exhibit C Page 1

•ER 107 (8,574 TF)
•Lead 113 (938 TF)
•ER 106 (1,560 TF)
•ER 105 (3,011 TF)
•ER 104 (2,393 TF)
•ER 103 (2,613 TF)
•ER 102 (2,482 TF)
•ER 101 (1,130 TF)
•RS 221 (882 TF)
•RS 222 (1,000 TF)
•RS 223 (1,530 TF)
•RS 224 (1,298 TF)
•RS 225 (3.087 TF)
•RS 226 (1,570 TF)
•RS 227 (2,267 TF)
•RS 228 (2,404 TF)
•RS 229 (3,898 TF)
•Crossover 2 (212 TF)
•Crossover 3 (212 TF)
•Crossover 4 (302 TF)
•Crossover 5 (212 TF)
•Crossover 6 (194 TF)
•Crossover 7 (446 TF)
•Crossover 9 (393 TF)
•Crossover 10 (212 TF)
•Crossover 11 (393 TF)
•Crossover 12 (212 TF)
•Crossover 13 (469 TF)
Docks:
OC-3 Barge Dock
Loading/Unloading Equipment

Exhibit C Page 2

Steam Generation/Boilers

Exhibit C Page 3

Exhibit D

Tax-Exempt New Property
And Taxable New Property

Tax-Exempt New Property

Tanks:
2305 (458,000 BBL)
2306 (458,000 BBL)
2307 (458,000 BBL)

Rail Improvements:
•Track 120 (3,321 TF)
•Track 122 (2,501 TF)
•Track 123 (2,632 TF)
•Track 125 (3,890 TF)
•Track 130 (1,629 TF)
•Outer Track (8782 TF)

Taxable New Property

Rail Improvements:

A portion of the rail improvements described above under “Tax-Exempt New Property” as Track 120, 122, 123, 125, 130 and Outer Track, to be constructed by Lessee using a portion of the proceeds of the Taxable Series 2020B Bonds.

Ownership of all Tax-Exempt New Property, as well as the property referenced above as “Taxable New Property”, will be transferred by the Lessee, and if applicable Lessee shall cause ownership of any of such property held by any affiliate to be transferred, to the Lessor upon completion thereof and thereupon such property shall become a part of Taxable New Property and leased to Lessee under this Facilities Lease.

Exhibit D Page 1